UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2010

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-3526

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc.
Form 8-K

Item 8.01	Other Events

The table below presents the projected capital expenditures, for the five-year period 2011 through 2015, for Pepco Holdings, Inc. (“PHI”) and its Power Delivery business.  The Power Delivery business consists of the following reporting company subsidiaries of PHI:  Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company.

	For the Year
	2011	2012	2013	2014	2015	Total
	(Millions of Dollars)
Potomac Electric Power Company
Distribution	$291	$273	$259	$288	$317	$1,428
Distribution – Blueprint for the Future	103	19	-	-	-	122
Transmission	136	86	74	30	64	390
Transmission – MAPP	112	216	166	139	45	678
Other	28	16	10	13	19	86
Less: DOE Capital Reimbursement Awards (a)	(65)	(22)	(3)	-	-	(90)
Delmarva Power & Light Company
Distribution	113	105	116	126	113	573
Distribution – Blueprint for the Future	21	40	-	-	-	61
Transmission	76	107	88	82	80	433
Transmission – MAPP	51	146	138	74	60	469
Gas Delivery	20	20	20	20	20	100
Other	27	21	18	16	19	101
Atlantic City Electric Company
Distribution	107	101	108	112	114	542
Distribution – Blueprint for the Future	4	-	8	92	-	104
Transmission	33	32	35	25	27	152
Other	20	13	16	13	15	77
Less: DOE Capital Reimbursement Awards (a)	(5)	(4)	(1)	-	-	(10)
Total for Power Delivery Business	1,072	1,169	1,052	1,030	893	5,216
Other	19	15	12	5	4	55
Total PHI	$1,091	$1,184	$1,064	$1,035	$897	$5,271

(a)
Reflects anticipated cash reimbursements pursuant to awards from the U.S. Department of Energy (DOE) under the American Recovery and Reinvestment Act of 2009 to Potomac Electric Power Company for the implementation of an advanced metering infrastructure system, direct load control, distribution automation, and communications infrastructure, and to Atlantic City Electric Company for the implementation of direct load control, distribution automation, and communications infrastructure.

Power Delivery

The projected capital expenditures listed in the table for distribution (other than Blueprint for the Future), transmission (other than the Mid Atlantic Power Pathway (“MAPP”) project) and gas delivery are primarily for facility replacements and upgrades to accommodate customer growth and reliability.

Blueprint for the Future construction costs relate to an initiative that combines traditional energy efficiency programs with new technologies and systems to help customers manage their energy use and reduce the total cost of energy.

Pepco Holdings, Inc.
Form 8-K

MAPP is a new 152-mile interstate transmission line to be located in northern Virginia, Maryland, and the Delmarva Peninsula.

* * * * * * * * * *

PHI’s projected capital expenditures are reviewed periodically by PHI and its subsidiaries, and are subject to modification at any time, and from time to time, to take into account a broad range of factors, including, without limitation, changes in the business plans of PHI and its subsidiaries, the economy, capital and credit market conditions, regulatory requirements and governmental policies, environmental laws, population growth rates and demographic patterns, competition, taxation, and inflation.

The projected capital expenditures and construction costs, and the description thereof, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and covered by the safe harbor created by the Private Securities Litigation Reform Act of 1995. As such they are not guarantees of future performance, and actual results could differ materially from the projections.  Neither PHI nor any of its subsidiary registrants undertake any obligation to update any of these projections to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.

Pepco Holdings, Inc.
Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	December 20, 2010	/s/ A. J. KAMERICK
Name: Anthony J. Kamerick Title: Senior Vice President and Chief Financial Officer